                                                                    EXHIBIT 99.2



                   BANNER AEROSPACE COMPLETES THE DISPOSITION
                     OF ITS HARDWARE GROUP TO ALLIEDSIGNAL


WASHINGTON, DC, JANUARY 13, 1998 - Banner Aerospace, Inc. announced today that it has closed on the disposition of its Hardware Group and PacAero unit to AlliedSignal for approximately $345 million of AlliedSignal common stock, subject to adjustment.

Banner Aerospace will use the proceeds to reduce its debt by $170 million and increase cash and marketable securities by approximately $175 million. The Company will retain its rotables and engine groups, with estimated fiscal 1998 sales of approximately $250 million, anchored by Solair and Dallas Aerospace.

The operations transferred to AlliedSignal aggregate approximately $250 million in annualized sales, representing approximately 50 percent of Banner's anticipated fiscal 1998 sales.

Banner Aerospace is a diversified family of companies providing the aviation community with reliable, single source solutions through a global distribution network.


                                      ###